Exhibit 99.1

Crescent Energy Announces Pricing of Upsized $600 Million Private Placement of 8.375% Senior Notes Due 2034
June 23, 2025
HOUSTON—(BUSINESS WIRE)—Crescent Energy Company (NYSE: CRGY) (“we” or “our”) announced today that its indirect subsidiary Crescent Energy Finance LLC (the “Issuer”) has priced its previously announced private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers of $600 million aggregate principal amount of 8.375% Senior Notes due 2034 (the “Notes”). The size of this offering was increased from the previously announced $500 million to $600 million. The Notes mature on January 15, 2034, and pay interest at the rate of 8.375% per year, payable on January 15 and July 15 of each year. The first interest payment on the Notes will be made on January 15, 2026. The Notes were priced at par. The Notes will be guaranteed on a senior unsecured basis by all of the Issuer’s subsidiaries that guarantee its existing notes and the indebtedness under its revolving credit facility (the “revolving credit facility”). This offering is expected to close on July 8, 2025, subject to customary closing conditions.
The Issuer intends to use the net proceeds from this offering, together with additional borrowings under the revolving credit facility and cash on hand, if needed, to fund the tender offer to purchase for cash a portion of the Issuer’s outstanding 9.250% Senior Notes due 2028 (the “2028 Notes”), pursuant to the previously announced tender offer that commenced concurrently with this offering (the “Tender Offer”), and any fees and expenses in connection therewith or with this offering. Any portion of the net proceeds from this offering that is not used to fund the consummation of the Tender Offer will instead be used to repay amounts outstanding under the revolving credit facility or for general corporate purposes. This offering is not contingent on the consummation of the Tender Offer. The Tender Offer is subject to the satisfaction of certain conditions, including, but not limited to, the completion of this offering.
The Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and, unless so registered, the Notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuer plans to offer and sell the Notes only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.
This communication shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Additionally, this communication shall not constitute an offer to purchase or the solicitation of an offer to sell any 2028 Notes in the Tender Offer.
About Crescent Energy Company
Crescent Energy Company is a U.S. energy company with a portfolio of assets concentrated in Texas and the Rockies.

Cautionary Statement Regarding Forward-Looking Information
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. This communication includes statements regarding this private placement and the use of proceeds therefrom, including the Tender Offer and the timing and outcome thereof, that may contain forward-looking statements within the meaning of federal securities laws. We believe that our expectations are based on reasonable assumptions; however, no assurance can be given that such expectations will prove to be correct. A number of factors could cause actual results to differ materially from the expectations, anticipated results or other forward-looking information expressed in this communication, including weather, political and general economic conditions and events in the U.S. and in foreign oil producing companies, including the impact of inflation, elevated interest rates and associated changes in monetary policy; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements; federal and state regulations and laws, including the Inflation Reduction Act of 2022, taxes, tariffs and international trade, safety and the protection of the environment; the impact of disruptions in the capital markets; geopolitical events such as the armed conflict in Ukraine, the Israel-Hamas conflict and increased hostilities in the Middle East, including heightened tensions with Iran; actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, including the agreement by OPEC to phase out production cuts; the availability of drilling, completion and operating equipment and services; reliance on the Company’s external manager; commodity price volatility, the severity and duration of public health crises; and the risks associated with commodity pricing and the Company’s hedging strategy, the timing and success of business development efforts, including acquisition and disposition opportunities, our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits from recent acquisitions. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to, those items identified as such in the most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and the risk factors described thereunder, filed by Crescent Energy Company with the U.S. Securities and Exchange Commission.
Many of such risks, uncertainties and assumptions are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. We do not give any assurance (1) that we will achieve our expectations or (2) concerning any result or the timing thereof.
All subsequent written and oral forward-looking statements concerning this offering, the use of proceeds therefrom, Crescent Energy Company and the Issuer or other matters and attributable thereto or to any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. We assume no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.
Crescent Energy Investor Relations Contacts:
IR@crescentenergyco.com
2